                                                                    EXHIBIT 23.2

The Board of Directors
 and the Shareholders
Eagle Financial Corp:

We consent to the use of our reports included herein and to the reference to our Firm under the headings "Selected Financial and Other Data" and "Experts" in the prospectus.

KPMG PEAT MARWICK LLP

Hartford, Connecticut
September 12, 1994